UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934
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Netezza Corporation

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This filing consists of (1) an email sent from Jim Baum, President and Chief Executive Officer of Netezza, to Netezza employees on September 20, 2010; (2) a message from Arvind Krishna, General Manager of IBM’s Information Management Group, to Netezza employees sent on September 20, 2010; (3) a form letter to Netezza Customers sent on September 20, 2010; (4) a form letter to Netezza Partners sent on September 20, 2010; (5) a presentation provided to industry analysts by Netezza and IBM on September 20, 2010; (6) a weblog posting of Phil Francisco, Netezza’s VP, Product Management and Product Marketing, posted on September 20, 2010; and (7) a transcript of a video message from Mr. Krishna and Mr. Baum made available on September 20, 2010.

Email sent from Jim Baum to Netezza employees on September 20, 2010:
Today is an important and very exciting day for Netezza!
Attached to this mail is a press release that announces a definitive agreement for IBM to acquire Netezza. As I said, an important and exciting day for us — by joining forces, Netezza and IBM will outstrip any other vendor’s ability to deliver comprehensive data warehousing and analytics solutions. The growth opportunity for our combined organization is enormous.
With the launch of TwinFin and our move to commodity blades and storage technology, we established a relationship with IBM that helped us achieve new heights in analytics. Now with IBM’s global resources soon to be officially behind us, we’ll be able to scale our business much, much faster than we could ever do as a standalone company. In every country in the world, and in every vertical market, IBM has expertise and resources that we will leverage to scale our business dramatically.
IBM sees our technology and the expertise of our people as the absolute best fit to augment their industry-leading portfolio for analytics. In IBM we have found a partner that shares our commitment to innovation and a company whose respect for its employees is legendary in the industry. While we are very different from IBM in terms of scale, we share a common goal: to deliver analytics solutions that disrupt the status quo and create new ways to reach untapped markets.
We will hold a Company Meeting at 2pm EST at the Holiday Inn, Marlborough, where I will have an opportunity to talk with you about why IBM’s acquisition of Netezza makes sense, explain how we will fit into IBM’s overall software operations, and give you a deeper glimpse into what lies ahead. Kelli-ann will send out dial-in details for remote employees by separate email.
Over the next several weeks, we will undertake more detailed integration planning, but for now we are still two separate companies. It is critical that we not get distracted and continue to execute our plans.
The acquisition is subject to regulatory and shareholder approval; we are targeting the deal to be completed within 4Q10. Meanwhile, as we continue to conduct business as usual across the company, the Netezza senior team and our counterparts at IBM will be working very hard and in close cooperation to ensure that the integration process is executed thoughtfully and smoothly on behalf of our customers, partners and employees.
Joining forces with IBM provides us with tremendous resources to invest in new technologies while aggressively expanding into new markets, and I couldn’t be more excited about the opportunity that lies ahead.
Jim
Jim Baum
President and CEO
Netezza Corporation
Attached Press Release:
IBM to Acquire Netezza
Expands Business Analytics Capabilities Through Workload Optimized Systems
ARMONK, N.Y. & MARLBOROUGH, Mass. — 20 Sept 2010: IBM (NYSE: IBM) and Netezza Corporation (NYSE: NZ) today announced they have entered into a definitive agreement for IBM to acquire Netezza, a publicly held company based in Marlborough, Mass., in a cash transaction at a price of $27 per share or at a net price of approximately $1.7 billion, after adjusting for cash. Netezza will expand IBM’s business analytics initiatives to help clients gain faster insights into their business information, with increased performance at a lower cost.
The acquisition, which is subject to Netezza shareholder approval, applicable regulatory clearances and other customary closing conditions, is expected to close in the fourth quarter of 2010.
Netezza is a leading provider of high-performance analytics in a data warehousing appliance that can be up and running in a matter of hours, handling complex analytic queries 10 to 100 times faster than traditional systems. The simplicity, speed and ease of deploying Netezza appliances brings analytics directly into the hands of business users within every department of an organization such as sales, marketing, product development and human resources.
The rate and pace of data is accelerating the IT opportunity around information and analytics. A recent Global IBM Study revealed that 83 percent of CIO’s identified analytics as a top priority. The combined strengths of IBM and Netezza are a key differentiator at a time when organizations of all sizes are looking to gain more insight from their business information.
The existing relationship between IBM and Netezza reinforces the combined value to clients. Today, Netezza designs and develops its appliances on IBM systems technology and combined with IBM software powers many applications within organizations. The two companies have been strategic partners for many years focused on workload optimized systems that deliver integrated systems, software and storage for analyzing vast amounts of complex data.
“IBM is bringing analytics to the masses. We continue to evolve our capabilities for systems integration, bringing together optimized hardware and software, in response to increasing demand for technology that delivers true business value. Netezza is a perfect example of this approach,” said Steve Mills, senior vice president and group executive, IBM Software and Systems. “Netezza strongly complements our business analytics capabilities and client base. Together, we have the opportunity to quickly leverage the technology and accelerate the offering.”
Today, more than 350 clients across a variety of industries have adopted Netezza. These companies include eHarmony, Neiman Marcus, Time Warner, Estee Lauder, Blue Cross Blue Shield of Massachusetts, United HealthGroup, Nationwide Insurance, Sapporo, NYSE Euronext, Virgin Media and others.
The simplicity of deploying Netezza appliances makes this technology ideal for the needs of high-performance analytics, requiring minimal administration and IT skills, and enables clients to run complex data queries within days of deploying the solution.
“It’s no longer just the CIO — every single department from finance to marketing professionals is tapping into the capabilities of analytics to draw meaningful insights. But clients cannot sacrifice time, cost or performance by deploying solutions that do not best meet each of their business needs,” said Arvind Krishna, general manager, Information Management, IBM. “The addition of Netezza will reinforce IBM’s focus in understanding clients’ needs by providing them a broader set of analytics capabilities and bringing the power of analytics right into the hands of business users at every level within an organization.”

“Our vision of an appliance-based Intelligent Economy aligns very well with IBM’s Smarter Planet strategy. Netezza appliances set the standard for performance and simplicity in data warehousing and analytics,” said Jim Baum, President and CEO of Netezza. “Our customers choose our appliances for their fast time to value and how they simplify analytics against big data. Together with IBM, we are looking forward to extending our capabilities to a much broader market.”
For example, with Netezza appliances, NYSE Euronext has drastically cut the time it takes to load and extract massive amounts of historical data so it can run analytic queries more securely and efficiently, while reducing runtimes from hours to seconds. Virgin Media, a UK provider of TV, broadband, phone and mobile services with millions of subscribers, uses Netezza across its product marketing, revenue assurance and credit services departments to proactively plan, forecast and respond to the effect of pricing and tariff changes enabling them to quickly respond with competitive offerings.
Both IBM and Netezza see the importance of integration from the multiprocessor through middleware to business consulting to bring a higher level of efficiency through workload optimized systems. For example, Netezza appliance capabilities highlight integrated software with unique FPGA-Accelerated Streaming Technology (FAST) that allows the system to execute analytic queries at streaming speeds of up to milliseconds, significantly improving the performance and response times for critical business decisions.
The acquisition expands IBM’s information and analytics offerings, including services available through IBM’s Business Analytics and Optimization Consulting organization. Today, more than 6,000 IBM consultants are dedicated to analytics.
In the last four years, IBM has invested more than $12 billion in 23 analytics related acquisitions. In IBM’s second-quarter of 2010, IBM’s analytics business grew 14%.
Following the close of the acquisition, IBM intends to integrate Netezza within IBM’s Information Management software portfolio. Netezza has approximately 500 employees around the world.
About IBM
For Information on Demand and IBM Information Management, please visit:
http://www.ibm.com/software/data/information-on-demand/
For more information on IBM Business Analytics, please visit the online press kit:
http://www.ibm.com/press/us/en/presskit/27163.wss
Follow IBM and Analytics on Twitter: http://twitter.com/ibmbizanalytics
Follow IBM analytics on Tumblr: http://smarterplanet.tumblr.com/tagged/new_intelligence
IBM YouTube Analytics Channel: http://www.youtube.com/user/ibmbusinessanalytics
For more information on IBM Smarter Systems: http://www-03.ibm.com/systems/smarter/
About Netezza Corporation
Netezza Corporation (NYSE: NZ) is the global leader in data warehouse, analytic and monitoring appliances that dramatically simplify high-performance analytics across an extended enterprise. Netezza’s technology enables organizations to process enormous amounts of captured data at exceptional speed, providing a significant competitive and operational advantage in today’s data-intensive industries, including digital media, energy, financial services, government, health and life sciences, retail and telecommunications. For more information about Netezza, please visit www.netezza.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between IBM and Netezza, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Netezza’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934(collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netezza by IBM. In connection with the proposed acquisition, Netezza intends to file relevant materials with the SEC, including Netezza’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Netezza by contacting Netezza’s Investor Relations at 508-382-8200 or ir@netezza.com. Such documents are not currently available.
Participants in Solicitation
IBM and its directors and executive officers, and Netezza and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.
Contacts:

Lori Bosio
IBM Media Relations
bosiol@us.ibm.com
Office: (914) 766-1408
Kaveri Camire
IBM Media Relations
kcamire@us.ibm.com
Mobile: (914) 625-6395
Lizette Kodama
IBM Media Relations
lkodama@us.ibm.com
Office: (914) 766-1347
Mobile: (646) 675-0750
Glen Zimmerman
Netezza Media Relations
gzimmerman@netezza.com
Office: (508) 382-8267
Mobile: (603) 498-0506
Kory Liss
IBM Investor Relations
kory@us.ibm.com
Office: (914) 499-4095

Message from Arvind Krishna to Netezza employees sent on September 20, 2010:
Netezza Team,
I am very pleased to inform you that IBM has announced its intent to acquire Netezza — an acquisition that presents many new and exciting opportunities for both businesses.
As you well know, the need for clients to manage and make sense of the “data deluge” is ongoing and ever increasing. Clients need intelligent systems that can help them make informed business decisions. The combined strength of Netezza’s fast to install, easy to use appliances and IBM’s flexible, customizable systems will provide the perfect platform for focused analytic applications that complement and extend enterprise-wide capabilities.
This acquisition is an unprecedented opportunity for both IBM and Netezza. IBM’s global scale and reach will provide a great springboard for the growth of Netezza appliances and technology. In addition to more flexibility and choice for clients, Netezza will help strengthen the reach of IBM’s analytics solutions in growth markets and among small and mid-size clients. Your industry-leading technology and the unique skills of your team will become the foundation of IBM’s analytics appliance strategy.
Following completion of the acquisition, expected to take place in 4Q10, the Netezza team will join my Information Management organization, which is part of IBM Software Group. I have appointed an experienced executive, Debbie Landers, to oversee the transition into IBM.
As you learn more about the plans for the integration, I hope you will be as enthusiastic as we are about what the future holds for you as IBMers and for our expanded portfolio of offerings. You’ll find our teams have much in common, including a commitment to excellence and innovation and a shared view of the role analytics play in helping clients create more intelligent systems and organizations.
The IBM team and I are committed to doing everything possible to ensure a smooth transition for you, and for your clients and partners.
Sincerely,

Arvind Krishna
General Manager, Information Management
IBM Software Group

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between IBM and Netezza Corporation, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Netezza’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netezza by IBM. In connection with the proposed acquisition, Netezza intends to file relevant materials with the SEC, including Netezza’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Netezza by contacting Netezza’s Investor Relations at 508-382-8200 or ir@netezza.com. Such documents are not currently available.
Participants in Solicitation
IBM and its directors and executive officers, and Netezza and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

Form letter to Netezza customers sent on September 20, 2010:
Dear Netezza Customer:
We are very pleased to share with you the news that Netezza has signed a definitive agreement to be acquired by IBM. We believe that this deal represents an outstanding opportunity for all of our clients. Here’s why.
The Netezza team — from executives to product developers to support staff to sales representatives — will continue to support you, augmented of course by new IBM resources. IBM and Netezza share a commitment to market-defining innovation. Together, we will increase the pace by which we deliver innovative solutions that address your needs. With the development of TwinFin, Netezza formed a technical partnership with IBM that allowed us to push the envelope in high performance data warehouse appliances. This announcement extends this relationship, and you can be confident that Netezza and IBM will continue to define the future of analytic appliances, introducing new and groundbreaking technologies that address the growing challenges for organizations in every industry.
The combination of Netezza and IBM means that you’ll benefit from Netezza’s appliances becoming more directly integrated into IBM’s software and hardware portfolio. We intend to further integrate with IBM hardware products — already the underlying systems and storage for Netezza — and IBM software products such as the InfoSphere Information Server, and Cognos and SPSS offerings. You should also rest assured that IBM recognizes and intends to protect those things that have made Netezza the success it is today: easy, rapid deployment, simplified management and maintenance and ongoing low cost of ownership.
Our combined commitment to innovation and thought leadership is matched only by our commitment to customer service and support. Our companies are committed to working together to ensure your ongoing success with your Netezza implementations, and to adding new capabilities to allow you to get even more value from your analytics investments.
The agreement is subject to regulatory approvals and customary closing conditions and is expected to close in the fourth quarter of 2010.
This is a very exciting time for both our companies and we’re delighted to share this news with you. For more information please visit IBM online.

Jim Baum, President & CEO Netezza	Arvind Krishna General Manager, IBM Information Management

Form letter to Netezza partners sent September 20, 2010:
Dear Netezza Partner,
We are very pleased to share with you the news that Netezza has signed a definitive agreement to be acquired by IBM. We believe that this deal represents great news and an outstanding opportunity for all of our clients and our many business partners. Here’s why.
The Netezza team — from executives to product developers to support staff to sales representatives — will continue to support you, augmented of course by new IBM resources. IBM and Netezza share a commitment to market-defining innovation, and together we will increase the pace by which we deliver innovative solutions.
As a Netezza business partner, you will attract new clients with support from IBM around the world. You may also leverage IBM’s international presence in 170 countries.
Our shared commitment to innovation and thought leadership is matched only by our commitment to customer service and support. Our companies are committed to working with you and our mutual clients to ensure you continue to receive the great support you are used to today, and to extend that with additional capabilities over time. We rely on you, our valued partners, to provide complementary services and technology to our shared clients and trust that you share our enthusiasm about today’s news.
Until the acquisition closes, IBM and Netezza will continue to operate as independent and separate entities. Once the acquisition is complete, we will announce training, education, and enablement plans for both Netezza and IBM business partners, including processes for introducing you to our shared customer base.
The agreement is subject to regulatory approvals and customary closing conditions and is expected to close in the fourth quarter of 2010.
This is a very exciting time for both our companies and we’re delighted to share this news with you. For more information please visit IBM online.

Jim Baum, President & CEO Netezza	Arvind Krishna General Manager, IBM Information Management

Presentation provided to industry analysts by Netezza and IBM on September 20, 2010:
© 2010 IBM Corporation Netezza Corporation Acquisition Overview
Arvind Krishna — General Manager, IBM Information Management Jim Baum — President and CEO, Netezza

2 © 2010 IBM Corporation Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between IBM and Netezza, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Netezza future expectations, beliefs, goals or prospects constitute forwardlooking statements made within the meaning of Section21_E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forwardlooking statements that speak only as of the date hereof.

3 © 2010 IBM Corporation What Are We Announcing?
IBM and Netezza have entered into a definitive agreement for IBM to acquire Netezza, a publicly held company based in Marlborough, Massachusetts, in a cash transaction at a price of $27 per share or at a net price of approximately $1.7 billion, after adjusting for cash.
Data Warehousing is at the foundation of IBM’s business analytics strategy for building a Smarter Planet, enabling analysis of large amounts of data to draw insights for opportunity business decisions. According to IBM estimates, the data warehousing opportunity alone is expected to reach more than $9.8 billion by 2013, with a compound annual growth rate of 9%.
Challenge:
Manage cost and complexity in the face of: Data proliferation across multiple environments
Growth in the number of Business Analytics applications and users Increased speed of deployment for a broader set of business users
Need for real-time availability of data and analysis Increasing number and sophistication of queries
IBM will acquire Netezza, a leading provider of data warehouse appliances

Information Management IBM

What Are We Announcing?

IBM will acquire Netezza, a leading provider of data warehouse appliances

Solution:

- Netezza data warehouse appliances integrate System x BladeCenter, storage, data warehouse software and acceleration hardware, and are workload optimized for high performance analytic queries on large volumes of data
- Netezza's appliance deeply integrates hardware, software and storage to greatly simplify and accelerate deployment to deliver business analytics value in days vs. weeks or months
- Netezza provides a focused appliance ideal for departmental data warehouse solutions and for satellite data marts that extend an enterprise data warehouse to edge applications
- The Netezza appliance requires no tuning and minimal administration - e.g., no storage administration - further reducing the cost of deploying and maintaining analytic solutions

4
© 2010 IBM Corporation

5 © 2010 IBM Corporation Founded in 2000, Netezza is headquartered in Marlborough, Massachusetts
Approximately 500 employees worldwide Track record of success and experience in data warehouse and analytic appliances
More than 350 clients; blue-chip reference accounts in all major industry verticals Burlington Coat Factory, CN, Con-way Freight, eHarmony, Estee Lauder, FICO,
Japan Medical Data Center, Kelley Blue Book, Marriott, Nationwide, NEC, Neiman Marcus, Olympus, Sapporo, Shoppers Drug Mart, Telekom Slovenjie,Time Warner Cable, Virgin Media
Partnered with key technology partners, systems integrators and resellers, both global and regional, in major markets worldwide
Deloitte LLP: “Technology Fast 500 recognizes Netezza as an innovative company that has broken down barriers to success and defied the odds with its remarkable five-year revenue growth.” Netezza delivers data warehouse appliances that dramatically simplify and speed delivery of high-performance analytics across an enterprise A leader in data warehouse appliances, Netezza’s core value is simplifying and accelerating high-performance analysis of data to help clients uncover insights into their business. Technology plays a transformative role helping organizations become smarter and more agile — ready to take the right action when most effective to do so. Quickly deployed PoCs, using client data, enables rapid recognition of ability to meet client needs
Who is Netezza?

6 © 2010 IBM Corporation Why Netezza?
Netezza’s portfolio complements IBM’s offerings:
Shared view of the role of analytics in helping clients create more intelligent systems and organizations.. and collectively, a smarter planet
Netezza’s focused data warehouse appliances complement IBM’s flexible Smart Analytics Systems to provide the industry’s broadest portfolio for accelerating and lowering the cost of analytics solutions of all kinds — from small to very large, from focused to flexible The speed and simplicity of deploying Netezza appliances will help accelerate :
Growth of IBM analytics solutions among small and mid-size businesses Deployment of analytic applications that complement or extend enterprise-wide capabilities
Netezza appliances are built on IBM System x and along with InfoSphere software power many analytics applications, such as Cognos and SPSS
IBM’s reach and scale will enable more clients and partners to take advantage of the easy to deploy, use and maintain values of the Netezza appliance
Netezza and IBM share a commitment to every client’s success, to providing innovation that matters, and to trust and responsibility in all relationships
Netezza helps organizations quickly and easily deploy high performance data warehouses that are easy to use and maintain, and provide faster and greater return on investment

7 © 2010 IBM Corporation
External
Information
Sources
Analyze
Integrate
Master Data
Reports &
Dashboards
Govern
Data Quality, Security &
Lifecycle Management
Business
Analytics
Applications
Manage
Data
Content
Streaming
Information
Transactional
&
Collaborative
Applications
Netezza will Integrate with the IBM Trusted Information Platform
Data Warehouse

8 © 2010 IBM Corporation
Custom Software,
Hardware & Services
Flexible
Systems
Focused
Appliances
Netezza Extends the IBM Portfolio of Workload Optimized Offerings
Flexible The right level of customization and simplicity Focused
Workload Optimized

Information Management
IBM

The Carphone Warehouse Recovers Revenue with Netezza

Application

- Revenue Assurance
- Customer Relationship Management
- CDR Analysis

Benefits with Netezza

- £30M (~$59M) in recovered revenue
- Scalability during rapid growth and acquisitions
- More dynamic response to shifting market needs
- Restored confidence of business users
- CDR queries down from 35 hours to 35 minutes

"The Netezza platform enabled us to develop an end-to-end revenue assurance model that has led to the recovery of £30 million (~$59 million) to date."

Jason McCreight
Business Intelligence Manager
The Carphone Warehouse

"I can now run queries I wouldn't have even attempted on the Oracle CDR data warehouse."

Damon Harding
Head of Data Integrity and Revenue Assurance
The Carphone Warehouse

9
© 2010 IBM Corporation

10 © 2010 IBM Corporation Provides Better Service to Members
and Reduces Provider Costs with Netezza This information is shared strictly under NDA. Please do not distribute.
Application
Member Relationship Management
Challenge
Expensive and ineffective communications to 3M members Website: Benefits and claim history only
Newsletter: Screening and wellness program education Members not engaged in better heath management
Benefits with Netezza
Improved Member experience and engagement Members registration increased 26% in 1 year
Website traffic increased 40% Member managed heath with alerts and reminders
Deployed in 6 months with an 18-24 month ROI Providing a comprehensive view of health data and benefit usage to improve
member experience & analysis — while reducing
providers’ costs

11 © 2010 IBM Corporation
IBM portfolio
Netezza’s data warehouse appliances complement IBM Workload Optimized offerings, and InfoSphere, Cognos and SPSS software, as the industry’s most comprehensive set of
Business Analytics and Optimization solutions and services
Smarter Planet strategy
IBM and Netezza will help a broader set of clients of all sizes around the world accelerate cost effective analytics solutions that uncover insights among the growing volume of data so they can take actions that optimize business results
Growth market strategy
The speed and simplicity of deploying Netezza appliances, and Netezza experience with large and mid-sized companies, will help accelerate IBM analytics solutions in high-growth markets and among small and mid-size clients
Complementary expertise
Netezza technology and expertise in focused appliances will combine with a broader range of IBM information management technology and expertise to extend innovation leadership in information appliances IBM and Netezza: A Winning Combination
The acquisition of Netezza complements IBM in a number of ways

12 © 2010 IBM Corporation More Information and Contacts
FAQ: http://www.ibm.com/software/data/info/Netezza/ IBM YouTube Analytics Channel: http://www.youtube.com/user/ibmbusinessanalytics
Analyst Relations Contacts: Glenn Hintze, Manager, Analyst Relations, IBM Information Management
ghintze@us.ibm.com 914-766-1265
Jeff Jones, Analyst Relations, IBM Information Management drummer@us.ibm.com
408-404-8690 Glen Zimmerman, Director, Corporate Communications, Netezza
gzimmerman@Netezza.com 508-382-8267
IBM IT Analyst Relations Email: analyst@us.ibm.com
URL: http://www.ibm.com/itanalyst

13 © 2010 IBM Corporation

Weblog posting of Phil Francisco posted on September 20, 2010:
Perhaps You’ve Heard the News?
Posted by Phil Francisco on Sep 20, 2010 12:06:51 PM
This morning, I’m posting from the floor of Oracle Open World at the Moscone Center in San Francisco – and no, this is not yet another blog about Mark Hurd teaming up with Larry Ellison. Rather, it seems pretty safe to assume that if you’re reading this today, you’ve already heard some bit of the news of announcement by IBM and Netezza to enter into a definitive agreement for IBM to acquire Netezza. If not, then I’ve just “broken” some news to a small subset of my readers.
This is a watershed day for Netezza. I think both IBM and we look to this prospective merger as a way to take analytics mainstream by extending the IBM portfolio of workload optimized offerings. The complementary nature of IBM’s and Netezza’s existing relationship makes this ideal for our employees, customers and shareholders. Netezza appliances are developed on IBM’s systems technology and combined with IBM software they power hundreds of clients’ enterprise applications around the globe. Quoting our CEO Jim Baum, Netezza’s, “appliances have set the standard for performance and simplicity in data warehousing and analytics.”

As Arvind Krishna, General Manager of Information Management for the IBM Software Group and Jim Baum, Netezza CEO said in their call with analysts earlier this morning, we think the acquisition of Netezza complements and extends the IBM portfolio of workload optimized offerings in a number of ways:
IBM portfolio
Netezza’s data warehouse appliances complement IBM Workload Optimized offerings, and InfoSphere, Cognos and SPSS software, as the industry’s most comprehensive set of Business Analytics and Optimization solutions and services.
Smarter Planet strategy
IBM and Netezza will help a broader set of clients of all sizes around the world accelerate cost effective analytics solutions that uncover insights among the growing volume of data so they can take actions that optimize business results.
Growth market strategy
The speed and simplicity of deploying Netezza appliances, and Netezza experience with large and mid-sized companies, will help accelerate IBM analytics solutions in high-growth markets and among small and mid-size clients.
Complementary expertise
Netezza technology and expertise in focused appliances will combine with a broader range of IBM information management technology and expertise to extend innovation leadership in information appliances.
With our complementary product technologies and approaches, a long and successful partnership history, and the synergies of our respective “Intelligent Economy” and “Smarter Planet” visions for the future, this has us at Netezza very excited about the possibilities for the future.
But it is still very early days for the acquisition process, and for now the rest of the team at Netezza and I continue to focus on getting on with our daily mission. That means that we’re here in San Francisco with a booth at the Oracle Open World – come see us at Moscone West Booth #3641 – simultaneously coexisting and competing with our friends from Redwood Shores. It also means that we continue to sweat the details of building and selling market-leading data warehouse and analytics appliances and helping to make high-performance analytics available across the “intelligent enterprise” with TwinFin, Skimmer and the i-Class package of advanced analytics. More anon.

Transcript of Video Message from Arvind Krishna and Jim Baum made available on September 20, 2010:
Arvind Krishna/IBM:
Today, IBM is taking business analytics one step further by announcing our intention to acquire Netezza.
The news further accelerates IBM’s information and analytics to bring the power of analytics directly into the hands of business users within every department of an organization.
Jim Baum/Netezza:
Joining forces with IBM will allow us to reach new markets, new industries, new customers that previously we at Netezza could not even dream of reaching.
We are very excited to be part of the IBM team, working together to bring advanced analytics and business solutions to companies around the world in ways that we could never have dreamed of without the strength of the IBM platform. And together, with the power of IBM solutions and services, we’ll be able to create business solutions with appliance-level simplicity, incredible return on investment for those customers that actually help them change fundamentally the way they do business. And the opportunity for Netezza to become a significant part of the Smarter Planet initiative is one of the most exciting things about this combination for us here at Netezza.
Just in the last two years, we’ve built our entire product portfolio around IBM hardware technology, and so this is a very natural step for us to go forward together as a major force in the analytics industry.
Arvind Krishna/IBM:
Building on this challenge of analytics, and the growing need for it in enterprises, the next big shift will be upon ease of use, simplicity and providing lower cost.
Analytics is going mainstream, and we are making this a reality for our clients.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this communication regarding the proposed transaction between IBM and Netezza, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Netezza’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza shareholder approval, court approval or the regulatory approvals required for the transaction that may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netezza by IBM. In connection with the proposed acquisition, Netezza intends to file relevant materials with the SEC, including Netezza’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Netezza by contacting Netezza’s Investor Relations at 508-382-8200 or ir@netezza.com. Such documents are not currently available.
Participants in Solicitation
IBM and its directors and executive officers, and Netezza and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. As of September 16, 2010, Netezza’s directors and executive officers beneficially owned approximately 3,851,497 shares of Netezza common stock, or 5.9% of the outstanding shares of Netezza common stock as of such date. In addition, certain of Netezza’s executive officers have entered into employment or transition arrangements with IBM, which will become effective as of the closing of the Merger. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.